UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DIRECT INSITE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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DIRECT INSITE CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 3, 2014

To our Stockholders:

An annual meeting of stockholders will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY on Tuesday, June 3, 2014, beginning at 9:00 a.m. EDT. At the meeting, you will be asked to vote on the following matters:

1.	Approve an amendment to our Certificate of Incorporation to declassify our Board of Directors.

2.	Re-elect Paul Lisiak as a director.

3.	Approve the Direct Insite Corp. 2014 Stock Incentive Plan.

4.	Ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2014.

5.	Any other matters that properly come before the meeting.

The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

If you are a stockholder of record at the close of business on April 11, 2014, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about May 5, 2014.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. Your proxy, given through the return of the enclosed proxy card, may be revoked prior to its exercise by filing with our Corporate Secretary prior to the meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting, filing a written notice of revocation with the secretary of the meeting and voting in person.

By Order of the Board of Directors,

/s/ Philip Summe
Philip Summe
Chairman of the Board of Directors

Dated:	May 5, 2014
Ft. Lauderdale, Florida

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 3, 2014.  The Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com for registered holders and for beneficial owners.

DIRECT INSITE CORP.
500 East Broward Boulevard
Suite 1550
Ft. Lauderdale, FL 33394

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Tuesday June 3, 2014

This proxy statement is being furnished to the holders of common stock, par value $0.0001, per share (the “common stock”) of Direct Insite Corp. (the “Company”) in connection with the solicitation by and on behalf of its board of directors (the “Board”) of proxies for use at the 2014 Annual Meeting of common stockholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, June 3, 2014, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY at 9:00 A.M. EDT. This proxy statement contains information about the matters to be considered at the Annual Meeting or any adjournments or postponements of the Annual Meeting. This notice and proxy statement is first being mailed to stockholders on or about May 5, 2014.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting on the following:

•	the amendment of our Certificate of Incorporation to declassify the Board;
•	the re-election of Paul Lisiak as a director;
•	the approval of the Direct Insite Corp. 2014 Stock Incentive Plan;
•	the ratification of the appointment of our independent registered public accounting firm; and
•	any other matters that properly come before the meeting.

Who is entitled to vote at the meeting?

You may vote if you were a stockholder of record as of the close of business on April 11, 2014. Each share of common stock entitles the holder thereof, to one vote.

How do I vote?

You can vote in two ways:

•	by attending the meeting in person; or
•	by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, (2) filing with our corporate secretary (Corporate Secretary, Direct Insite Corp., 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394) a written notice revoking your proxy, or (3) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the amendment of our Certificate of Incorporation to declassify the Board, FOR the re-election of Paul Lisiak as a director, FOR the approval of the Direct Insite Corp. 2014 Stock Incentive Plan and FOR the ratification of the appointment of Marcum LLP as our independent registered public accountants.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Manhattan Transfer Registrar Company, (631) 928-7655.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Under current rules of the New York Stock Exchange to which its members are subject, brokerage firms holding shares of common stock in “street name” may vote, in their discretion, on behalf of their clients if such clients have not furnished voting instructions with respect to ratification of the selection of the Company’s independent registered public accounting firm, but not with respect to the election of directors or any of the other proposals. Such voted shares are counted for the purpose of establishing a quorum. A broker non-vote occurs when a broker cannot exercise discretionary voting power and has not received instructions from the beneficial owner.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. Proxies submitted that contain abstentions or broker non-votes will be deemed present at our meeting. In order for us to conduct our meeting, a majority of the combined voting power of our outstanding common stock as of the close of business on April 11, 2014, must be present at the meeting. This is referred to as a quorum. On April 11, 2014, there were 12,723,460 shares of common stock issued and outstanding. The holders of common stock vote as a single class.

What vote is required to approve each item?

For the proposal to amend our Certificate of Incorporation to declassify the Board to be approved, a majority of our outstanding stock entitled to vote thereon must approve such proposal. Abstentions and broker non-votes will have the effect of a negative vote.

Directors are elected by a plurality of the votes cast. This means that the nominee for election to serve on the Board who receives the most votes will be elected.  Shares that are not voted, either because you marked your proxy card to withhold authority to vote for the nominee for director or because they are considered broker non-votes, will not be counted for the purpose of electing the director.

The approval of the Direct Insite Corp. 2014 Stock Incentive Plan requires the affirmative vote of a majority of our outstanding stock entitled to vote on such proposal. Abstentions and broker non-votes will have the effect of a negative vote.

The ratification of the appointment of Marcum LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the total number of shares cast on the proposal (whether in person or by proxy) by holders entitled to vote on such proposal, assuming a quorum is present at the meeting. An abstention will be counted as a vote against that proposal, but broker non-votes will not affect the outcome.

Our officers and directors beneficially own 52.8% of the voting power associated with our common stock.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Pursuant to Section 16(a) of the Exchange Act and the rules thereunder, the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities are required to file with the SEC reports of their ownership of, and transactions in, the Company's common stock.  The Company has determined that, during the fiscal year ended December 31, 2013, each of the Company’s non-management directors inadvertently failed to file a Form 4 to report one annual grant of restricted stock as compensation for services as a director of the Company.  All of these filings have now been made.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of common stock of the Company, as of March 15, 2014 of (i) each person known by the Company to beneficially own more than 5% of the total number of shares of common stock outstanding, based solely on filings with the Securities and Exchange Commission (“SEC”), (ii) each of the Company’s executive officers and directors and nominees for director and (iii) all of the Company’s executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold sole investment and voting power.

Name of Beneficial Owner (1)	Amount of Common Stock Beneficially Owned	Rights to Acquire Beneficial Ownership Through Exercise of Options and Warrants Within 60 Days	Total Beneficially Owned as % of Outstanding Shares (2)
Metropolitan Venture Partners II, L.P. (3)	1,568,492	–	12.3%
S.A.V.E. Partners III LLC (4)	803,048	–	6.3%
James Cannavino (5)	2,478,193	1,705	19.4%
John J. Murabito (6)	284,561	1,705	2.3%
Paul Lisiak (7)	1,653,423	1,705	12.9%
Thomas C. Lund (8)	751,801	1,705	5.9%
Philip Summe (9)	269,685	5,115	2.2%
Craig W. Thomas (10)	836,267	1,705	6.5%
Matthew Oakes	404,993	52,500	3.6%
Lowell M. Rush	-	–	*
All Officers and Directors as a Group (8 persons)	6,678,925	66,138	52.8%
* = Less than 1%
Footnotes
(1)	Unless otherwise indicated, the address of all Beneficial Owners is c/o Direct Insite, Inc., 500 East Broward Boulevard, Suite 1550, Fort Lauderdale, FL 33394.
(2)	Based upon 12,797,099 shares of common stock outstanding as of March 15, 2014, plus outstanding options, warrants, deferred stock and restricted stock grants that are exercisable within 60 days of the date of the table.
(3)	The address of Metropolitan Venture Partners II, L.P. is 590 Madison Avenue, 34th Floor, New York, NY 10022. Amount includes 45,395 shares of common stock owned directly by Metropolitan Venture Partners Corp.
(4)	The address of S.A.V.E. Partners III LLC is 1100 Metropolitan Avenue #309, Charlotte, NC 28204.
(5)	Includes 130,617 shares of restricted stock that have fully vested but not been issued and 1,705 shares of restricted stock that are expected to vest within 60 days.
(6)	Includes 138,333 shares of restricted stock that have fully vested but not been issued and 1,705 shares of restricted stock that are expected to vest within 60 days.
(7)	Includes 1,568,492 shares of common stock held by Metropolitan Venture Partners II, L.P., 81,849 shares of restricted stock that have fully vested but not been issued and 1,705 shares of restricted stock that are expected to vest within 60 days. Mr. Lisiak serves as Managing Partner of Metropolitan Equity Partners, LLC, the manager of the general partner of Metropolitan Venture Partners II, L.P. Does not include 299,576 shares of common stock held by Metropolitan Venture Partners, L.P., of which Mr. Lisiak is a limited partner. In addition, Mr. Lisiak is one the members of the board of directors of the general partner of Metropolitan Venture Partners, L.P.
(8)	Includes 95,454 shares of restricted stock that have fully vested but not been issued, and 1,705 shares of restricted stock that are expected to vest within 60 days.
(9)	Includes 100,154 shares of restricted stock that have fully vested but not been issued, and 5,115 shares of restricted stock that are expected to vest within 60 days.
(10)	Includes 803,048 shares of common stock held by S.A.V.E Partners III LLC, of which Mr. Thomas is Managing Director, 12,776 shares of restricted stock that have fully vested but not been issued, and 1,705 shares of restricted stock that are expected to vest within 60 days.

PROPOSAL 1

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTIONS OF ALL DIRECTORS

We are asking you to approve an amendment to our Certificate of Incorporation to declassify the Board. Our Certificate of Incorporation currently provides that the Board shall be divided into three classes, with members of each class of directors serving a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year.  The current terms of our director classes expire as follows:  the Class I director term expires at the annual meeting of stockholders to be held in 2015; the Class II director term expires at the annual meeting of stockholders to be held in 2016; and the Class III director term expires at the Annual Meeting.

The Board and the Governance and Nominating Committee believe that declassification of our Board is advisable and in the best interests of our stockholders. The Board has for some time been considering the elimination of the classified board structure. In its deliberations, the Board considered the arguments in favor of and against continuation of our classified board structure.  The Board recognizes that a classified structure may offer several advantages, such as promoting continuity and stability and encouraging directors to take a long-term perspective. Additionally, classified boards are believed to reduce a company’s vulnerability to coercive takeover tactics and encourage potential acquirers to negotiate with the target’s board of directors rather than pursue non-negotiated takeover attempts.  While the Board continues to believe that these are important benefits, the Board has also considered the views of some stockholders, who believe that classified boards have the effect of reducing the accountability of directors to stockholders, and recognizes the benefit of providing stockholders an annual opportunity to express their satisfaction or dissatisfaction with the actions of the Board.  Accordingly, the Governance and Nominating Committee recommended to the Board (and the Board unanimously approved) that a proposal to declassify the Board be submitted to stockholders at this Annual Meeting.

The proposed amendment to our Certificate of Incorporation eliminates the classification of the Board over a two-year period and provides for the annual election of all directors beginning at the annual meeting of stockholders to be held in 2016.  If approved, the proposed amendment to our Certificate of Incorporation, attached to this proxy statement as Annex A, would become effective upon filing with the Secretary of State of the State of Delaware, which the Company would do promptly after stockholder approval is obtained for the amendment to the Certificate of Incorporation at the Annual Meeting.  Board declassification would be phased-in over a two-year period, beginning at the Annual Meeting, as follows:

•	From the effective time of the amendment to the Certificate of Incorporation until the election of directors at the annual meeting to be held in 2015, the Board will be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the annual meeting to be held in 2015 and the directors in Class II having a term that expires at the annual meeting to be held in 2016. The director elected at the Annual Meeting (see Proposal 2) will be elected for a term that expires at the annual meeting to be held in 2015 and shall be in Class I.

•	Commencing with the election of directors at the annual meeting to be held in 2015, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the annual meeting to be held in 2016. The successors of the directors who, immediately prior to the annual meeting to be held in 2015, were members of Class I (and whose terms expire at the annual meeting to be held in 2015) shall be elected to Class I for a term that expires at the annual meeting to be held in 2016, and the directors who, immediately prior to the annual meeting to be held in 2015, were members of Class II and whose terms were scheduled to expire at the annual meeting to be held in 2016, shall become members of Class I with a term expiring at the annual meeting to be held in 2016.

•	From and after the election of directors at the annual meeting to be held in 2015, the Board will cease to be classified and the directors elected at the annual meeting to be held in 2015 (and each meeting thereafter) will be elected for a term expiring at the next annual meeting.

•	Beginning with the annual meeting to be held in 2016, all directors will stand for election at each annual meeting for one year terms.

The proposed amendment to our Certificate of Incorporation would not change the Board’s authority to change the number of directors and to fill any vacancies or newly created directorships.

The foregoing description of the proposed amendment to our Certificate of Incorporation is a summary and is qualified by and subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex A.

If this Proposal 1 is not approved by the Company’s stockholders, then the election of the director nominee as set forth in Proposal 2 shall proceed under the Certificate of Incorporation as currently in effect.  In such case, the director nominee shall be elected for a term expiring at the annual meeting of stockholders to be held in 2017 and the Class I and Class II directors shall serve the remaining terms of such Classes. Philip Summe, who is currently a Class I director, is retiring from the Board as of the Annual Meeting.

Required Vote

The affirmative vote of a majority of the shares of our common stock outstanding on the Record Date is required for approval of the proposal to amend our Certificate of Incorporation.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD.

PROPOSAL 2

ELECTION OF DIRECTOR

As discussed above under Proposal 1, our Certificate of Incorporation currently provides that the Board shall be divided into three classes, with a different class of directors standing for election every third year.  The term of the Class III directors expires at the Annual Meeting. The Governance and Nominating Committee has recommended, and the Board has nominated, Class III director Paul Lisiak to stand for election at the Annual Meeting.  As described in more detail under Proposal 1 of this proxy statement, the Board is recommending to the stockholders that actions be taken such that the Board be declassified.  The term of office to which Mr. Lisiak will be elected depends on the outcome of the stockholder’s vote on Proposal 1.

•	If Proposal 1 is approved by the stockholders and if re-elected by the stockholders, Mr. Lisiak will be a Class I director and hold office until the annual meeting of stockholders to be held in 2015 and until his successor is elected and qualified or until his earlier resignation or removal; or

•	If Proposal 1 is not approved by the stockholders and if re-elected by the stockholders, Mr. Lisiak will remain a Class III director and hold office until the annual meeting of stockholders to be held in 2017 and until his successor is elected and qualified or until his earlier resignation or removal.

Our by-laws provide for a Board consisting of not less than three or more than seven directors.  The Board has fixed the number of directors at five, effective at the Annual Meeting.  Following the Annual Meeting, the Board will be composed of one continuing Class I director (James Cannavino), whose term expires upon the election and qualification of directors at the annual meeting of stockholders to be held in 2015, three Class II directors (Thomas Lund, John Murabito and Matthew Oakes), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2016, and Mr. Lisiak, if re-elected by the stockholders.  Mr. Summe, who is currently a Class I director, is retiring from the Board as of the Annual Meeting.

Information regarding the director nominee and the continuing directors is set forth below under the heading “Information Regarding Directors and Director Nominees.”

Assuming a quorum is present, the nominee for director with the most votes will be elected to fill the available vacancies for such class. Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will not be counted for the purpose of electing the director. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as director of the nominee identified above.  Mr. Lisiak has indicated his willingness to serve, if elected; however, if a nominee should be unable or unwilling to serve, the proxies may be voted for the election of a substitute nominee designated by the Board or the Board may determine to fix the number of directors at a lesser number.  If a stockholder returns a proxy and no instructions are given on the proxy with respect to Proposal 2, the common stock represented thereby will be voted at the Annual Meeting “For” the election of Mr. Lisiak as a director.

Required Vote

Directors are elected by a plurality of the votes cast. Therefore, the nominee who receives the highest number of votes will be elected as director.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. LISIAK AS DIRECTOR.

INFORMATION REGARDING DIRECTORS AND THE DIRECTOR NOMINEE

The table below sets forth information with respect to the nominee to be elected at the Annual Meeting and the directors whose terms of office will extend beyond the Annual Meeting.  Mr. Summe, a Class I director, is retiring from the Board as of the Annual Meeting.

Name	Age	Position	Director Since	Current Class
James A. Cannavino(3)	69	Member of the Board of Directors	2000	I
Paul Lisiak(1)(2)(3)	40	Member of the Board of Directors	2012	III
Thomas Lund(2)(3)	70	Member of the Board of Directors	2011	II
John Murabito(1)(3)	58	Member of the Board of Directors	2011	II
Matthew E. Oakes	51	President, Chief Executive Officer and Member of the Board of Directors	2012	II

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Governance and Nominating Committee

Director Nominee

Paul Lisiak has been a director since May 2012.  Mr. Lisiak is a Managing Director of Metropolitan Venture Partners, a venture capital firm he co-founded in 1999. In his role, Mr. Lisiak negotiates and manages investments, as well as oversees the financial and operational management of the firm. Mr. Lisiak is also the Managing Partner of Metropolitan Equity Partners, which employs a special situation investment strategy with a particular focus on financial services. Prior thereto, he was a member of the Global High Yield team at Lazard Asset Management. Mr. Lisiak received a BA in Economics from the University of Pennsylvania. He currently serves as a board member of Capital Payments and Creditmax Holdings and is the chairman of Reed Energy. Mr. Lisiak brings to our Board experience in finance and management oversight, as well as the perspective of the Company’s largest outside stockholder, whom he represents.

Continuing Directors

Class I Director (term expires at the annual meeting of stockholders to be held in 2015)

James A. Cannavino has been a director since March 2000, served as Chairman of the Board from March 2000 to May 2011 and as Chief Executive Officer from December 2002 to May 2011. From September 1997 to April 2000 he was the non-executive Chairman of Softworks, Inc. (a then wholly owned subsidiary of the Company), which went public and was later sold to EMC. Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of CyberSafe, Inc., a corporation specializing in network security, from April 1998 to July 2001. In August, 1995, he was appointed as President and Chief Operating Officer of Perot Systems Corporation and in 1996 was elected to serve as Chief Executive Officer through July 1997. Prior to that, he served as a Senior Vice President at IBM, responsible for strategy and development. Mr. Cannavino held various positions at IBM for over thirty years beginning in 1963. He also served on the IBM Corporate Executive Committee and Worldwide Management Council, and on the Board of IBM’s integrated services and solutions company. Mr. Cannavino presently serves on the Boards of the National Center for Missing and Exploited Children, the International Center for Missing and Exploited Children, and Verio. He recently was Chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on the Board. Mr. Cannavino brings to our Board knowledge and experience regarding our history and operations and, generally, the computer software industry, finance and capital markets.

Class II Directors (terms expire at the annual meeting of stockholders to be held in 2016)

Thomas C. Lund has been a director since May 2011 and is the founder and Chief Executive Officer of Lund Capital Group, a private commercial real estate company that has holdings in various regions across the U.S. Prior to founding Lund Capital Group in 2000, Mr. Lund, in 1981, founded Customer Development Corporation (CDC), a company specializing in database management and marketing for financial institutions and other various companies around the world and that he sold in 1998. Mr. Lund is widely known as a pioneer of database marketing. In 1987, CDC was honored by Inc. Magazine as the 8th fastest growing privately held company in the country. Mr. Lund, who is credited worldwide with many technical and creative innovations in the database marketing industry, also received the coveted “High-Tech Entrepreneur of the Year” award by Entrepreneur Magazine. In addition to Mr. Lund’s business interests, he and his wife are active philanthropists. Mr. Lund brings to the Board extensive experience in marketing and business growth, which is especially important as the Company seeks to expand its customer base.

John J. Murabito has been a director since May 2011 and served as Chairman of the Board from May 2011 to May 2012. From November 2001 through February 2011, Mr. Murabito was Chief Executive Officer of Hapoalim Securities USA, Inc. and its predecessor companies, including Investec (US) Inc., an affiliate of the Investec Group, an international banking group. In his role as CEO of Investec (US) Inc., Mr. Murabito oversaw a firm with approximately 1,000 employees and $1 billion of assets. Mr. Murabito successfully restructured the company’s US operations, including the acquisition and disposition of businesses, to enhance stockholder value. Mr. Murabito was a Managing Director in Information Technology at the National Securities Clearing Corporation and served as deputy CIO for this essential US securities industry clearing utility. Previously, Mr. Murabito was a general partner in the investment advisor Weiss Peck & Greer responsible for information technology and portfolio administration. Mr. Murabito spent ten years with the investment bank Dillon Read & Company, including as Chief Information Officer. Mr. Murabito earned an MBA from the Wharton School at the University of Pennsylvania. Mr. Murabito’s nearly thirty years of experience with investment banking and operations bring to the Board strong and effective knowledge of corporate governance, executive management and finance.

Matthew E. Oakes was appointed to the position of Chief Executive Officer on May 25, 2011 and has served as President since March 2009. He previously held the position of Executive Vice President and Chief Operating Officer from August 2006, and Executive Vice President - Client Services since November of 2002. Prior to his joining the Company, Mr. Oakes served for three years as the Chief Operating Officer for Direct Media Networks a New York based e-commerce and technology company. He held executive positions in Westinghouse Communities Inc. including Managing Director of Operations. Mr. Oakes received a Juris Doctorate of Law from Nova Southeastern University and a Bachelor’s Degree in Business from Cornell University. Prior to attending Cornell University, he served with the United States Marine Corps in the Special Operations Group of the 3rd Marine Division and as a Marine Drill Instructor at the Marine Corp Recruit Depot, Paris Island, South Carolina. As President and Chief Executive Officer, Mr. Oakes brings to the Board an intimate knowledge of the Company’s business and a management perspective.

Director Compensation

Effective May 25, 2011, the compensation of the directors, other than the Chairman of the Board, includes an annual fee of $10,000 payable in cash.  In lieu of cash, a director may elect to receive stock, distributed quarterly in arrears, with the number of shares distributed each quarter determined by dividing $2,500 by the average closing price in the last five trading days of each respective quarter.  At the beginning of each calendar year, directors additionally receive $10,000 in restricted stock vesting daily over two years, with the number of shares equal to $10,000 divided by the average closing price of the stock in the five prior trading days to year-end.  Committee members each receive an additional annual fee of $7,500 distributed quarterly in arrears, which may be paid in cash or, at the director’s election, stock, with the number of shares distributed each quarter determined by dividing $1,875 by the average closing price in the last five trading days of each respective quarter.  Committee chairs are paid $12,500 annually for their Committee work.  The Chairman of the Board receives total annual fees of $30,000 payable in cash, or stock at his election, and $30,000 in restricted stock, under the same terms as the annual fees and stock grants as the other directors above.

Mr. Oakes, the Company’s Chief Executive Officer, does not receive compensation for serving on the Board.

In January 2008, the Company adopted a Deferred Compensation Plan for Directors whereby the directors may elect to defer their compensation to a date following the termination of their service as a director.  The Company also reimburses directors for reasonable expenses incurred in attending Board and Committee meetings.

The following table provides the compensation earned by our non-employee directors for the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Nonqualified Deferred Compensation Earnings ($)	Total ($)
Philip Summe (1)	--	$30,000	$30,000	$60,000
James A. Cannavino (2)	--	$10,000	$18,000	$28,000
Paul Lisiak (3)	--	$10,000	$38,000	$48,000
Thomas C. Lund (4)	--	$10,000	$25,000	$35,000
John J. Murabito (5)	--	$10,000	$30,000	$40,000
Craig W. Thomas (6)	$30,000	$10,000	--	$40,000

Footnotes
(1)	Mr. Summe was a director, Chairman of the Governance and Nominating Committee and member of the Audit Committee from May 25, 2011 to May 21, 2012. Mr. Summe has been the Chairman of the Board of Directors since May 21, 2012. As of December 31, 2013, Mr. Summe had 158,059 shares of deferred and non-issued stock.
(2)	Mr. Cannavino has been a director since 2000 and a member of Governance and Nominating Committee from May 25, 2011 through December 31, 2013. As of December 31, 2013, Mr. Cannavino had 132,405 shares of deferred and non-issued stock.
(3)	Mr. Lisiak has been a director, member of the Audit Committee, Compensation Committee, and Chairman of the Governance and Nominating Committee since May 21, 2012. As of December 31, 2013, Mr. Lisiak had 84,105 shares of deferred and non-issued stock.
(4)	Mr. Lund was a director and member of the Compensation Committee since May 25, 2011. Mr. Lund has been a member of the Audit Committee from January 1, 2013 to December 31, 2013. As of December 31, 2013, Mr. Lund had 97,242 shares of deferred and non-issued stock.
(5)	Mr. Murabito has been a director and member of the Governance and Nominating Committee since May 25, 2011. Mr. Murabito has been Chairman of the Audit Committee since May 21, 2012. As of December 31, 2013, Mr. Murabito had 143,735 shares of deferred and non-issued stock.
(6)	Mr. Thomas has been a director, Chairman of the Compensation Committee and member of the Audit Committee since May 25, 2011. As of December 31, 2013, Mr. Thomas had 32,393 shares of deferred and non-issued stock.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Board Meetings and Attendance

Our Board held four meetings during our fiscal year ended December 31, 2013. A quorum of directors was present, either in person or telephonically, for all such meetings. Actions were also taken during the year by the unanimous written consent of the directors. During 2013, all directors attended at least 75% of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which they served. Six of the directors attended the 2013 Annual Meeting of common stockholders on May 29, 2013.

Director Independence

The Board has affirmatively determined that each director other than Mr. Oakes is independent under the independence standards set forth in NASDAQ Listing Rule 5605(a)(2). As discussed below, the Board has standing Audit, Compensation and Governance and Nominating Committees, each of whose members is also independent under the independence standards set forth in NASDAQ Listing Rule 5605(a)(2).

Audit Committee and Audit Committee Financial Expert

During the fiscal year ended December 31, 2013, the Audit Committee consisted of John Murabito (Chairman), Paul Lisiak and Craig Thomas. The members of the Audit Committee have substantial experience in assessing the financial performance of companies, gained not only through being members of the Company’s Board and Audit Committee, but also from serving in various finance-related capacities in other companies or governmental agencies. As a result, each member of the Audit Committee has an understanding of generally accepted accounting principles in the United States and the preparation of financial statements. In addition, the Board determined that each of Messrs. Murabito, Lisiak and Thomas qualify as an Audit Committee Financial Expert, as that term is defined in applicable regulations of the SEC. The charter of the Audit Committee is available on the Company’s website, www.directinsite.com. The Audit Committee held five meetings during 2013.

Governance and Nominating Committee

The Governance and Nominating Committee assists the Board in fulfilling its responsibilities relating to director nominations and corporate governance matters. The Governance and Nominating Committee’s primary responsibilities and duties are to: (i) identify individuals qualified to become directors and recommend that the Board select such individuals for all directorships to be filled by the Board or by the stockholders; (ii) develop and recommend to the Board a set of corporate governance principles applicable to the Company; and (iii) otherwise take a leadership role in shaping the corporate governance of the Company. During the fiscal year ended December 31, 2013, the Governance and Nominating Committee consisted of Paul Lisiak (Chairman), Thomas Lund, James A. Cannavino and John J. Murabito. The charter of the Governance and Nominating Committee is available on the Company’s website, www.directinsite.com. The Governance and Nominating Committee held one meeting during 2013.

Compensation Committee

Our Compensation Committee annually establishes, subject to the approval of the Board and any applicable employment agreements, compensation that will be paid to our executive officers during the applicable fiscal year, and administers our equity compensation plans. During the fiscal year ended December 31, 2013, the Compensation Committee consisted of Craig W. Thomas (Chairman), Paul Lisiak and Thomas C. Lund. The charter of the Compensation Committee is available on our website, www.directinsite.com.  The Compensation Committee held seven meetings during 2013.

Consideration of Director Nominees

The Governance and Nominating Committee is responsible for evaluating and making recommendations to the Board concerning the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence of the Board. The Governance and Nominating Committee and the Board believe that experience as a leader of business or institution, sound judgment, effective interpersonal and communication skills, strong character and integrity, and expertise in the Company’s business are important attributes in maintaining the effectiveness of the Board. As a matter of practice, the Governance and Nominating Committee and the Board consider the diversity of backgrounds and experience of prospective directors in evaluating and making decisions regarding Board composition in order to facilitate Board deliberations that reflect a broad range of perspectives.

In selecting director candidates for election at annual meetings of stockholders, the Governance and Nominating Committee first considers the incumbent directors whose terms expire at the upcoming annual meeting. The Company believes that the continuing service of qualified incumbent directors promotes stability and provides continuity to the Board, enabling the Board to work collectively and to have a unique insight into the Company’s affairs. The Governance and Nominating Committee examines the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each incumbent director, the Committee considers whether or not the director continues to satisfy the qualifications for director candidates and determines whether or not there exist any special, countervailing considerations against re-nomination of any director. If the Governance and Nominating Committee determines that an incumbent director continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, that the incumbent director should not be re-nominated, the Governance and Nominating Committee will, absent special circumstances, propose that such incumbent director for re-election.

The Governance and Nominating Committee will solicit recommendations for director nominees from persons that the Governance and Nominating Committee believes are likely to be familiar with qualified candidates. These persons may include current members of the Board, including members of the Governance and Nominating Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. If a search firm is engaged, the Governance and Nominating Committee will set the fees and scope of the engagement. The Governance and Nominating Committee will also, where appropriate, honor the contractual right of Metropolitan Venture Partners, one of the Company’s largest outside stockholders, to designate a Board representative.

In making its selection, the Governance and Nominating Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that the Governance and Nominating Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the amount of shares held and the length of time that the recommending stockholder has been a stockholder of the Company. While the Governance and Nominating Committee has not established a minimum number of shares that a stockholder must own in order to present a recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Committee will take into account whether or not the recommending stockholder intends to continue holding its equity interest at least through the time of the annual meeting for which such director nominee is being recommend for election.

The Governance and Nominating Committee has adopted procedures to be followed by stockholders in submitting recommendations of candidates for directors. Pursuant to these procedures, a stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders should arrange to deliver it to the Company not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. All stockholder nominating recommendations should be in writing, addressed to the “Governance and Nominating Committee” in care of the Company’s Chief Financial Officer at the Company’s principal office, 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394. Submissions should be made by mail, courier or personal delivery. A nominating recommendation should be accompanied by the following information concerning each recommending stockholder:

•	The name and address, including telephone number, of the recommending stockholder;
•	The number of shares owned (beneficially or of record) by the recommending stockholder and the time period for which such shares have been held;
•	A statement from the stockholder as to whether the stockholder has a good-faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of stockholders;
•	Sufficient information about the proposed nominee for the Governance and Nominating Committee to make an informed decision regarding the qualifications of the proposed nominee;
•	Any relationship between the proposed nominee and the recommending stockholder; and
•	Such other information as the Governance and Nominating Committee may reasonably request.

The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Governance and Nominating Committee, if the Governance and Nominating Committee chooses to do so in its discretion (and the recommending stockholder must furnish the nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of the Company.

Board Leadership Structure

The current leadership structure of the Company provides for the separation of the roles of the Chief Executive Officer and the Chairman of the Board. The Company believes that this structure is most appropriate for the Company, since the two positions serve different functions. The Company’s Chairman provides leadership as Chairman of the Board and strategic oversight of the Company, and is particularly suited for this position, given his experience in executive management, finance and corporate governance. The Company’s Chief Executive Officer is responsible for the day-to-day supervision, management and control of the business and affairs of the Company. In support of the independent oversight of management, the non-management directors routinely meet and hold discussions without management present. The Board regularly reviews the Company’s leadership structure.

As part of its strategic function, the full Board is responsible for oversight of risk, and regularly addresses aspects of risk management with the Company’s executive officers. These include customer concentration, the efficacy of the Company’s sales and marketing programs and the reliability of its financial and accounting functions.

MANAGEMENT

The following sets forth certain information with respect to the Company’s executive officers and key employees (other than Matthew E. Oakes, for whom information is set forth above under the heading “Information Regarding Directors and the Director Nominee”):

Name	Age	Position
Matthew E. Oakes	51	President and Chief Executive Officer
Lowell Rush	57	Chief Financial Officer, Secretary and Treasurer

Executive Officers

Lowell Rush joined Direct Insite, as acting Chief Financial Officer in October 2013, and was appointed its Chief Financial Officer, Secretary and Treasurer in December 2013.   Prior to joining the Company, Mr. Rush held positions as Chief Operating Officer of Cosmetic Dermatology, Inc. from 2011 to 2013, Vice President / Chief Financial Officer of Bijoux Terner from 2008 to 2010, and Chief Financial Officer of Little Switzerland, Inc. from 2006 to 2008, in addition to various financial management roles at Sunglass Hut International, Burger King Corp. and Knight-Ridder.  He began his career with Big 4 firms Ernst & Young and Deloitte & Touche. Mr. Rush is a Certified Public Accountant with a Bachelor of Science degree in Accounting from the State University of New York at Buffalo, and holds an Executive Masters of Business Administration degree in International Business from the University of Miami. Mr. Rush has over 35 years of experience, primarily in financial management and operational development. He is experienced in strategic planning and implementation, SEC compliance and reporting, cost reduction and avoidance, and corporate development. He plays a key role in leading Direct Insite’s financial organization as the company continues to execute upon its growth strategy and explore new strategic opportunities.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Our Executive Compensation Decision Process

Overview

Our Compensation Committee reviews and approves the corporate goals and objectives with respect to the compensation for the executive officers, including the Chief Executive Officer. In its discretion, the Compensation Committee may establish cash or equity incentive programs and otherwise award cash bonuses or equity-based awards to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to arrangements with certain executives that provide eligibility to receive discretionary bonuses, and for certain executive equity-based awards, at the sole discretion of the Board. The Board’s decisions in such matters have been delegated from time to time to the Compensation Committee. In connection with its review of compensation matters for the Company’s executive officers, the Compensation Committee considers the executives’ performance, economic and business conditions affecting the Company, the financial condition of the Company and reviews information regarding the compensation of similarly situated executives at peer companies. The Compensation Committee either makes such awards or makes recommendations to the Board with respect to the amounts of such awards based on the foregoing criteria.

Role of Executive Officers in Setting Compensation Decisions

Regarding most compensation matters, the Chief Executive Officer has historically provided recommendations to the Compensation Committee relying on his personal experience with respect to evaluating the contribution of our other executive officers. Mr. Oakes, our Chief Executive Officer, is involved in compensation recommendations, with input from our Chief Financial Officer, as it relates to the compensation of other key employees. The Compensation Committee considers, but retains the right to reject or modify, such recommendations. Although the Chief Executive Officer may attend a portion of the meetings of the Compensation Committee, neither he nor any other member of management may be present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer may not be present when decisions with respect to his compensation are made. In prior years, the Committee has used a third-party compensation consultant.

The Role of Common Stockholder Say-on-Pay Vote

At the Company’s annual meeting of stockholders held in 2013, our stockholders had the opportunity to cast an advisory vote on the compensation of our executive officers (a “say-on-pay” proposal) as disclosed in our proxy statement for that meeting.  Stockholders approved the say-on-pay proposal by the affirmative vote of 98.8% of the shares cast on that proposal.  The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation, and this approach has not changed since the annual meeting of stockholders held in 2013.  The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.  During the annual meeting of stockholders held in 2013 our stockholders also had the opportunity to cast an advisory vote (a “say-on-frequency” proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings.  Stockholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years.  The frequency receiving the highest number of votes was every three years.  In accordance with this vote, at the current time our Board has determined it will hold the say-on-pay advisory vote every three years.  Accordingly, the next say-on-pay advisory vote will be at our annual meeting of stockholders to be held 2016.

Compensation Advisors

The Compensation Committee has the authority to retain compensation consultants to advise the Compensation Committee as it deems necessary to carry out its duties. In 2013, the Compensation Committee did not retain any compensation consultants to provide advice on executive compensation.

The following table sets forth the annual and long-term compensation with respect to each person who served as the Company’s Principal Executive Officer (“PEO”) and the Company’s two most highly compensated executive officers other than the PEO, for the year ended December 31, 2013.

Summary Compensation Table
					All
					Other
				Options	Compen-
		Salary	Bonus	Awards	sation	TOTAL
Name	Years	($)	($)	($)(1)	($)(2)	($)
Matthew E. Oakes, President,	2013	$275,000	$50,000	$–	$28,750	$353,750
Chief Executive Officer, (PEO)(3)	2012	$275,000	$42,020	$223,200	$27,000	$567,220

Arnold Leap, Former EVP Channel Sales,	2013	$191,667	$12,500	$51,500	$96,979	$352,646
Chief Technology Officer(4)	2012	$200,000	$16,000	$8,550	$38,833	$263,383

Lowell Rush, Chief Financial Officer(5)	2013	$7,708	$5,000	$51,200	$36,720	$100,628
	2012	$–	$–	$–	$–	$–

Jeff Yesner, Former Chief Financial Officer(6)	2013	$152,083	$15,000	$25,750	$–	$192,833
	2012	$7,708	$–	$26,800	$–	$34,508

(1)	This represents the fair value of the award as of the grant date in accordance with FASB ASC Topic 718. See assumptions used in determining the fair value in Note 6 to the financial statements.
(2)	All other compensation includes the following for each of the executives:
-	Mr. Oakes: In 2013, the amount was for a corporate apartment valued at $28,750. In 2012, the amount was for a corporate apartment valued at $27,000.
-	Mr. Leap: In 2013, the amount was for commissions of $96,979. In 2012, the amount was for commissions of $29,233 and a car allowance including insurance of $9,600.
-	Mr. Rush: This amount includes $36,720 in consulting fees received by Mr. Rush for compensation for his services as Acting Chief Financial Officer of the Company for the period October 4, 2013 through December 19, 2013, when Mr. Rush was appointed Chief Financial Officer of the Company.
(3)	Mr. Oakes was appointed Chief Executive Officer on May 25, 2011 and President on March 18, 2009. Mr. Oakes does not receive compensation for his service as a director of the Company.
(4)	Mr. Leap resigned as the Company’s EVP Channel Sales, Chief Technology Officer as of December 13, 2013. The unvested portions of options awarded to Mr. Leap were forfeited in 2013.
(5)	Mr. Rush was appointed Chief Financial Officer, Secretary and Treasurer on December 19, 2013.
(6)	Mr. Yesner was appointed Chief Financial Officer, Secretary and Treasurer on December 17, 2012, and resigned on October 15, 2013. All of the options awarded to Mr. Yesner were forfeited in 2013.

Employment Agreements

On May 29, 2013, the Company entered into an Employment Agreement (the “Employment Agreement”), with Matthew E. Oakes, the Company’s President and Chief Executive Officer.  The Employment Agreement supersedes Mr. Oakes’ previous employment agreement with the Company and extends Mr. Oakes’ term as President and Chief Executive Officer of the Company to December 31, 2015.  The agreement provides for a base salary of $24,583 per month, annual incentive bonuses based on the Company’s performance in achieving prescribed revenue and EBIT targets, and discretionary bonuses.  The agreement also provides for reimbursement of all out-of-pocket expenses reasonably incurred by him in the performance of his duties thereunder and certain severance benefits in the event of termination prior to the expiration date.  If Mr. Oakes is terminated without cause or resigns from employment for “good reason” (as defined within Mr. Oakes’ employment agreement), he would receive one-year of base salary and COBRA coverage at our expense for the number of months he receives severance payments.

On April 5, 2012, the Compensation Committee of the Board agreed that the Company would continue to make lease payments on the corporate apartment located in Ft. Lauderdale, Florida and utilized by Mr. Oakes, through the date of termination of such lease, which was extended to May 2015, in lieu of the Company’s reimbursement of up to $25,000 of relocation expenses as originally provided in the Agreement.

Equity Compensation Plan Information

We maintain various stock plans under which options vest and shares are awarded at the discretion of our Board or its Compensation Committee.  The purchase price of the shares under the plans and the shares subject to each option granted is not less than the fair market value on the date of the grant.  The term of each option is generally five years and is determined at the time of the grant by our Board or the Compensation Committee.  The participants in these plans are officers, directors, employees and consultants of the Company and its affiliates.

The Company has two plans under which stock options are currently outstanding: the 2003-A Stock Option/Stock Issuance Plan and the 2004 Stock Option/Stock Issuance Plan.  Additional options may be granted under the 2004 Stock Option/Stock Issuance Plan through August 20, 2014.  The terms of each of the plans are substantially the same.

Options granted under each plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code or non-qualified stock options.  Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of the grant.  Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of the market value at the date of the grant.  The nature and terms of the options to be granted are determined at the date of the grant by the Compensation Committee of the Board.  Stock options granted under the plans may become exercisable in one or more installments in the manner and at the time or times specified by the committee.  Options granted under the plans expire not later than five years from the date of grant.

The following table summarizes certain information concerning each of the plans.

Plan	Expiration	Original Number of Shares	Options Granted, Net of Forfeitures During 2013	Options Outstanding at December 31, 2013	Shares Available for Grant at December 31, 2013
2003-A Plan	April 1, 2013	975,000	—	330,000	—
2004 Plan	August 20, 2014	1,200,000	270,909	470,034	12,894

The following table provides information concerning outstanding options, unvested stock and equity incentive plan awards for the named executives as of December 31, 2013:

	Option Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable		Number of Securities Underlying Unexercised Options - Unexercisable		Equity Incentive Plan Awards: Number of Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Matthew E. Oakes	30,000	(1)	180,000	(2)	--	$1.15	01/01/2017
Arnold Leap (4)	5,625	(1)	--		--	$1.15	03/13/2014
Lowell Rush (5)	-		80,000	(3)	--	$1.50	12/19/2018

(1)	These options were vested as of December 31, 2013.
(2)	7,500 vest each month from February 1, 2014 through January 1, 2016.
(3)	These options vest over a four-year period: (i) 20,000 vesting on December 19, 2014, and (ii) 1,667 vesting each month over 36 months beginning on January 19, 2015.
(4)	Mr. Leap resigned as the Company’s EVP Channel Sales, Chief Technology Officer as of December 13, 2013.
(5)	Mr. Rush was appointed Chief Financial Officer, Secretary and Treasurer on December 19, 2013.

Potential Payments upon Termination or Change-in-Control

The employment agreement with Mr. Oakes provides that upon termination by the Company without cause or by the executive for good reason, in each case as defined in Mr. Oakes’ employment agreement, Mr. Oakes will be entitled to (i) his base salary through the date of termination, (ii) immediate vesting of all Company stock options, restricted stock and other outstanding equity awards, (iii) a lump sum cash payment equal to the executive’s annual base salary at the date of termination multiplied by a payment factor of 1.3, (iv) a lump sum cash payment equal to twelve months of COBRA coverage, (v) any unpaid annual bonus with respect to any completed fiscal year, and (vi) certain other accrued obligations, including without limitation unreimbursed business expenses.

In the event of termination of Mr. Oakes’ employment due to his death or disability, we have agreed to pay Mr. Oakes, or his estate, (i) his base salary through the date of termination, (ii) any unpaid annual bonus with respect to any completed fiscal year, (iii) certain other accrued obligations, and (iv) a pro rata bonus for the year of termination. In addition, all of the executive’s stock options, restricted stock and other outstanding equity based awards shall immediately vest upon termination of the executive’s employment due to the executive’s death or disability.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

From the beginning of our last fiscal year through the date of this proxy statement, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $120,000 or one percent of the average of the Company’s total assets at year end for the two most recently completed fiscal years to which the Company was or is to be a participant and in which any executive officer, director, nominee for director, beneficial owner of more than 5% of the Company’s common stock or any member of their respective immediate families had or will have a direct or indirect material interest, except as described above under “Employment Agreements.”

Limitation on Liability of Officers and Directors

We have entered into indemnification agreements with each of our current officers and directors pursuant to which we have agreed, among other things, to indemnify these officers and directors to the fullest extent permitted by Delaware law.

AUDIT COMMITTEE REPORT

This is a report of the Audit Committee of our Board. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act and shall not otherwise be deemed to be filed under either such Act.

While management has the primary responsibility for preparation of the financial statements and the reporting process, including our systems of internal controls, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Audit Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2013 with Marcum LLP, the Company’s independent auditors who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with Marcum LLP its judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by the Auditing Standard No. 16, “Communication With Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received and reviewed the written disclosures and the letter from Marcum LLP required by the applicable rules of the Public Company Accounting Oversight Board regarding the communications of Marcum LLP with the Audit Committee concerning independence, and has discussed with Marcum LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Audit Committee has also reviewed and discussed the fees paid to Marcum LLP during the last fiscal year for audit and non-audit services, which are set forth below under “Audit Fees” and “Audit Related Fees”, and has considered whether the provision of the non-audit services is compatible with maintaining Marcum LLP’s independence and concluded that it is.

Respectfully submitted,

The Audit Committee
John J. Murabito (Chairman)
Paul Lisiak
Craig W. Thomas

PROPOSAL 3

APPROVAL OF THE DIRECT INSITE CORP. 2014 STOCK INCENTIVE PLAN

The Board, subject to approval by the Company’s stockholders at the Annual Meeting, has adopted the Direct Insite Corp. 2014 Stock Incentive Plan (the “2014 Plan”). The Board views the issuance of stock options and other equity-based awards to key individuals as necessary to attract and retain the services of the individuals essential to the Company’s long term success. This goal was furthered by the Company’s 2004 Stock Option/Stock Issuance Plan (the “2004 Plan”), which provided for the issuance of 1,200,000 shares of common stock.  The 2004 Plan will expire on August 20, 2014, the tenth anniversary of the adoption of the 2004 Plan.  The 2014 Plan continues the general purpose of the 2004 Plan. The following description of the 2014 Plan is qualified in its entirety by reference to the full text of such Plan, which is set forth in the attached Annex B.

General Description of the 2014 Plan

Awards.    The 2014 Plan authorizes the grants of non-qualified stock options (“NQOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), shares of restricted stock, stock units and shares of unrestricted stock (collectively, NQOs ISOs, SARs, restricted stock, stock units and unrestricted stock are referred to as “Awards”). Under the 2014 Plan, the Company may deliver authorized but unissued shares of common stock, treasury shares of common stock, and shares of common stock acquired by the Company for purposes of the 2014 Plan.

Maximum Number of Shares.    Subject to adjustment as described below under “Certain Corporate Changes,” a maximum of 1,200,000 shares of common stock are available for grants pursuant to Awards under the 2014 Plan and the maximum number of shares of common stock with respect to which any individual may be granted Awards during any one calendar year is 300,000 shares.

The following shares of common stock shall again become available for Awards: any shares subject to an Award that remain unissued upon the cancellation or termination of the Award for any reason; any shares of restricted stock that are forfeited, provided that any dividends paid on such shares are also forfeited; any shares in respect of which a stock appreciation right or a stock unit is settled for cash and any shares withheld upon exercise of a stock option to pay the exercise price or tax withholding.

Administration.    The 2014 Plan is administered by the Compensation Committee of the Board, or such other committee or subcommittee of the Board as the Board appoints or as is formed by abstention or recusal of one or more members of the Compensation Committee (the “Committee”). The Committee will consist of at least two individuals, both of whom meet the definition of (i) an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”)), (ii) a “non-employee director” (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934) and (iii) an independent director under the rules of any stock exchange on which the Company’s Stock is listed and Section 952 of the Dodd-Frank Act.  However, Awards under the Plan will not be invalidated if the Committee includes members who do not meet such definitions. If the Committee does not exist, or for any other reason determined by the Board, the Board may act as the Committee. The Committee or the Board may delegate to one or more officers of the Company the authority to designate the individuals (from among those eligible to receive Awards, other than such officer(s) themselves) who will receive Awards under the Plan, to the fullest extent permitted by the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant all Awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of Section 16 of the 1934 Act or whose Awards could reasonably be expected to be subject to the deduction limitations of Section 162(m) of the Code. The Committee determines the key persons who will receive Awards, the type of Awards granted, and the number of shares subject to each Award. The Committee also determines the exercise price, expiration dates and other material features of Awards. The Committee has the authority to interpret and construe any provision of the 2014 Plan and to adopt such rules and regulations for administering the 2014 Plan as it deems necessary or appropriate. All decisions and determinations of the Committee are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the 2014 Plan or any Award.

Eligibility.    Officers, directors (whether or not they are employed by the Company), and employees of, and consultants and advisors to, the Company and its subsidiaries, as the Committee in its sole discretion shall select, are eligible to receive Awards under the 2014 Plan. As of January 1, 2014, the Company believes approximately fifteen individuals are eligible to participate in the Plan. However, the granting of Awards is discretionary and it is not possible to determine how many individuals actually will receive Awards under the Plan.

Termination of Plan.    The 2014 Plan shall expire and terminate on the tenth anniversary of its adoption by the Board, or, if earlier, when no shares remain available for issuance or when so determined by the Board.  The termination of the 2014 Plan will not have any impact on any Awards that are outstanding at the time that the 2014 Plan is terminated.

Power to Amend, Suspend, Terminate.    The Board may, at any time, suspend or discontinue the 2014 Plan or revise or amend it in any respect whatsoever. However, no amendment shall be effective without the approval of the stockholders of the Company if so required by law or the rules of any stock exchange on which the Company’s shares are listed.  In addition, the Board may determine that amendments be made subject to approval of the Company’s stockholders. The Committee may, in its sole discretion, without amending the 2014 Plan, amend any Award to (i) accelerate the date on which any option or SAR becomes exercisable or otherwise adjust any of the terms of such option or SAR, (ii) accelerate the date on which any Award vests, (iii) waive any condition imposed with respect to any Award, or (iv) otherwise adjust any of the terms of any Award. No amendment or modification to the 2014 Plan or any Award may reduce the grantee's rights or materially increase the grantee’s obligations under any previously granted and outstanding Award without the consent of the grantee, except to the extent that the Board determines that such amendment is necessary or appropriate to prevent such Awards from being subject to the deduction limit of Section 162(m) of the Code or from being subject to tax under Section 409A of the Code or unless such amendment is in connection with certain corporate changes as described below under “Certain Corporate Changes” and “Certain Changes in the Control of the Company.”

Summary of Awards Available Under the 2014 Plan

Non-Qualified Stock Options.    The exercise price per share of each NQO granted under the 2014 Plan is determined by the Committee on the grant date and will not be less than the fair market value of a share of common stock on the grant date. Each NQO is exercisable for a term, not to exceed seven years, established by the Committee on the grant date. The exercise price must be paid in cash or, subject to the approval of the Committee, in shares of common stock valued at their fair market value on the date of exercise or by such other method as the Committee may from time to time prescribe.
The 2014 Plan contains provisions applicable to the exercise of NQOs subsequent to a grantee's termination of employment for “cause,” other than for cause, or due to “retirement,” “disability” (as each such term is defined in the 2014 Plan), resignation without the Company's prior consent, or death. These provisions apply unless the Committee establishes alternative provisions with respect to an Award. In general, these provisions provide that NQOs that are not exercisable at the time of such termination shall expire upon the termination of employment and NQOs that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee's termination other than for cause, the expiration of three months after such termination of employment, (ii) in the event of a grantee's disability or death, the first anniversary of such termination, and (iii) in the event a grantee retires, the third anniversary of such termination.  In the event the Company terminates the grantee's employment for cause or the grantee resigns without the Company's prior consent, all NQOs held by the grantee, whether or not then exercisable, terminate immediately as of the commencement of business on the termination of employment date. In addition, if a grantee dies subsequent to a termination of employment but before the expiration of the exercise period, then the grantee's NQOs shall remain exercisable until the first anniversary of the grantee's date of death (or the expiration of the original exercise period, if earlier).

Incentive Stock Options.    Generally, ISOs are options that may provide certain federal income tax benefits to a grantee not available with NQOs. A grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date. The exercise price per share of each ISO must be at least the fair market value of a share of common stock on the grant date. An ISO will be exercisable for a maximum term, not to exceed seven years, established by the Committee on the grant date. The exercise price of an ISO must be paid in cash or, subject to the approval of the Committee, in shares of common stock valued at their fair market value on the date of exercise or by such other method as the Committee may from time to time prescribe. The aggregate fair market value of shares of common stock (determined on the ISO grant date) with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (whether issued under the 2014 Plan or any other plan of the Company or its subsidiaries) may not exceed $100,000. An ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company is subject to the following additional limitations: the exercise price per share of the ISO must be at least 110% of the fair market value of a share of common stock at the time any such ISO is granted, and the ISO cannot be exercisable more than five years from the grant date.

In the event of a grantee's termination of employment, ISOs generally are exercisable to the same extent as described above with respect to NQOs (although the definition of the term “disability” in respect of ISOs may differ). However, an option cannot be treated as an ISO if it is exercised more than three months following the grantee's termination of employment for any reason other than death or disability, or more than one year after the grantee's termination of employment for disability, unless the grantee died during such three-month or one-year period. ISOs are not transferable other than by will or by the laws of descent and distribution.

Stock Appreciation Rights.    The exercise price of each SAR shall be such price as the Committee determines on the grant date, but not less than the fair market value of a share of common stock on the grant date. Each SAR shall be exercisable for a term, not to exceed seven years, established by the Committee on the grant date. The exercise of a SAR with respect to a number of shares entitles the grantee to receive for each such share an amount equal to the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the exercise price of the SAR. An SAR may be settled in cash or shares of common stock (valued at their fair market value on the date of exercise of the SAR) or both, in the Committee's discretion. SARs may be granted as stand-alone awards or in connection with any NQO or ISO with respect to a number of shares of common stock less than or equal to the number of shares subject to the related option. The exercise of a SAR that relates to a particular NQO or ISO causes the cancellation of its related option with respect to the number of shares exercised. The exercise of an option to which a SAR relates causes the cancellation of the SAR with respect to the number of shares exercised. In the event of a grantee's termination of employment, SARs generally are exercisable to the same extent as described above with respect to NQOs.

Restricted Stock.    Prior to the vesting of any restricted shares, the shares are not transferable by the grantee and are forfeitable. Vesting of the shares may be based on continued employment with the Company and/or upon the achievement of specific performance goals, as the Committee determines on the grant date. The Committee may at the time that shares of restricted stock are granted impose additional conditions to the vesting of the shares. Except as otherwise provided by the Committee, unvested shares of restricted stock and any dividends paid on such shares are automatically and immediately forfeited upon a grantee's termination of employment for any reason.

Stock units.    A stock unit entitles the grantee to receive a share of common stock, or in the sole discretion of the Committee, the value of a share of common stock, on the date that the stock unit vests or on such other date as the Committee may determine at the time of the grant. Vesting of stock units may be based on continued employment with the Company and/or upon the achievement of specific performance goals. The Committee may, at the time that stock units are granted, impose additional conditions to vesting. Except as otherwise provided by the Committee, unvested stock units are automatically and immediately forfeited upon a grantee's termination of employment for any reason.  The shares or cash value will be paid on the vesting date or on such other date that the Committee specified at the time of the grant.

Unrestricted Stock.    Shares of common stock may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines; provided that any such awards to employees or directors shall involve a number of shares determined by the Committee as being reasonable and shall be identified as being granted in lieu of salary or cash bonus.

Transferability

No Award is transferable other than by will or the laws of descent and distribution, except to the extent an agreement with respect to an NQO or SAR permits certain transfers to a grantee's family members or trusts.

Right of Recapture

If, at any time after the date on which a grantee has been granted or become vested in an award pursuant to the achievement of performance goals, the Committee determines that the earlier determination as to the achievement of the performance goals was based on incorrect data, amounts awarded may be recalculated and adjusted to reflect the corrected data.  If the subsequent determination is that the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any award or portion of an award granted based on such incorrect determination shall be forfeited, (ii) any award or portion of an award that became vested based on such incorrect determination shall be deemed to be not vested, and (iii) any amounts paid to the grantee based on such incorrect determination shall be paid by the grantee to the Company upon notice from the Company.  If the subsequent determination is that the performance goals were achieved to a greater extent than originally determined, the Committee may appropriately grant or vest any awards.  Awards are also subject to any clawback policies as the Company may adopt from time to time.

Certain Corporate Changes

The 2014 Plan provides that in the event of a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events, there will be an adjustment in the number of shares of common stock available to be delivered under the 2014 Plan, the number of shares subject to Awards, the exercise prices of certain Awards and the maximum number of shares of common stock with respect to which any individual may be granted Awards during any one calendar year. The 2014 Plan also provides for the adjustment or termination of Awards upon the occurrence of certain corporate events.

Tax Withholding

The 2014 Plan provides that a grantee may be required by the Committee to meet certain tax withholding requirements in connection with the settlement of Awards in cash or shares of common stock. Whenever Stock is issued in settlement of an Award, the grantee will be required to remit to the Company an amount in cash sufficient to meet that tax withholding requirements, unless the Company agrees to withhold from delivery a number of shares of common stock with the value of the withholding amount.

Performance-Based Compensation

A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to each of the Chief Executive Officer and the next three most highly compensated officers (other than the chief financial officer) of a public corporation. However, amounts that constitute “performance-based compensation” under Section 162(m) of the Code are not counted toward the $1 million limit. If the Company's stockholders approve the 2014 Plan, NQOs, ISOs, and SARs generally would qualify as performance-based compensation under this exception to the $1 million limit.

In addition, the 2014 Plan permits the Committee to condition the granting and/or vesting of Awards on the achievement of one or more objective performance goals based on one or more of the performance criteria described below. Any Award that is conditioned upon the achievement of these performance goals also will qualify as performance-based compensation and not be counted towards the $1 million limit. To satisfy the requirements that apply to performance-based compensation, these criteria must be approved by the Company's stockholders, and approval of the 2014 Plan will also constitute approval of the foregoing criteria. With respect to the performance criteria, the stockholder approval only is valid for five years, so that Awards other than NQOs, ISOs, and SARs that are granted more than five years after the stockholder approval will not be able to qualify as performance-based compensation.

The performance goals may be expressed in terms of one or more of the following criteria: (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends); (b) gross or net sales; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (f) value of assets, return or net return on assets, net assets or capital (including invested capital); (g) adjusted pre-tax margin; (h) margins, profits and expense levels; (i) dividends; (j) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (k) reduction of losses, loss ratios or expense ratios; (l) reduction in fixed costs; (m) operating cost management; (n) cost of capital; (o) debt reduction; (p) productivity improvements; (q) inventory turnover measurements; or (r) customer satisfaction based on specified objective goals or a Company-sponsored customer survey.

Performance goals may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute and/or relative basis, (4) employ comparisons with past performance of the Company (including one or more divisions) and/or (5) employ comparisons with the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding.

To the extent applicable, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company's reports on Forms 10-K and 10-Q, without regard to any of the following, unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder: all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company; all items of gain, loss or expense for a fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by Company during the fiscal year; and all items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations. To the extent a performance goal is expressed using an earnings or sales-based measure that requires deviations from GAAP, such deviations shall be at the discretion of the Committee and established at the time the applicable performance goals are established.

If an Award that does not qualify as performance-based compensation would cause the grantee’s compensation to exceed the $1 million limit, the Committee may defer payment of the Award until the grantee’s compensation no longer is subject to the $1 million limit.

New Plan Benefits

No Awards have been made under the 2014 Plan, and Awards under the 2014 Plan are wholly discretionary. Consequently, the amounts and recipients of future grants under the 2014 Plan are not determinable at this time.

Summary of Federal Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to Awards under the 2014 Plan based on current federal income tax rules.

Non-Qualified Options.    The grant of an NQO will not result in taxable income to the grantee. The grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.    Neither the grant nor the exercise of an incentive stock option will result in taxable income to the grantee (provided that nothing caused the option to cease to be an incentive stock option, as described above under the heading Summary of Awards Available Under the 2014 Plan—Incentive Stock Options). The excess of the fair market value of the common stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee's alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

When the grantee disposes of the common stock acquired upon exercise of an incentive stock option, he or she will realize income equal to the amount realized in excess of the exercise price for those shares. If the grantee held the common stock for two years from the date of the grant of the incentive stock option and for one year after the transfer of such Stock to the grantee, then the income will be taxed as capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights.    The grant of a SAR will not result in taxable income to the grantee. Upon exercise of a SAR, the fair market value of common stock received, or the amount of cash received, will be taxable to the grantee as ordinary income and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock.    The grant of restricted stock will not result in taxable income to the grantee at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares of restricted stock, the grantee will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the grantee during the restriction period will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction.

A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date, and the Company will be entitled to a corresponding deduction.

Stock Units.    The grant of a stock unit will not result in taxable income to the grantee at the time of grant and the Company will not be entitled to a corresponding deduction. Upon the settlement of the stock unit, the grantee will realize ordinary income in an amount equal to the fair market value of the shares received, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting, when granted to the grantee.

Unrestricted Stock.    The grant of unrestricted stock will result in taxable income for the grantee at the time of grant in an amount equal to the fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

Withholding of Taxes.    As noted above under the header “Tax Withholding” grantees may be required to comply with have the Company may withhold from grantees amounts in cash or shares of common stock to satisfy withholding tax requirements.

$1 Million Limit.    Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company's chief executive officer and its three other most highly compensated executive officers (other than the chief financial officer). Compensation that qualifies as “performance-based compensation” is not subject to the $1 million limit. The 2014 Plan has been structured to permit Awards and payments that will satisfy the requirements applicable to performance-based compensation.

Section 409A.    Section 409A of the Code imposes significant restrictions on deferred compensation and could impact on Awards under the 2014 Plan. If the Section 409A restrictions are not followed, a grantee could be subject to accelerated liability for tax on the non-complying award, as well as a 20% penalty tax. The 2014 Plan is intended to comply with the requirements of Section 409A.

Change in Control.    Any acceleration of the vesting or payment of Awards under the 2014 Plan caused by a change in control of the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the grantee to a 20% excise tax and preclude deduction by the Company.

Tax Advice.    The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2014 Plan. A grantee may also be subject to state and local taxes in connection with the grant of Awards under the 2014 Plan.

Required Vote

The affirmative vote of a majority of the shares of our common stock outstanding on the Record Date is required for approval of the Direct Insite Corp. 2014 Stock Incentive Plan.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DIRECT INSITE CORP. 2014 STOCK INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, upon the recommendation of the Audit Committee, recommends that the stockholders ratify the appointment of Marcum, LLP as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2014.

Representatives of Marcum LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The following is a summary of the aggregate fees for professional services rendered to us by Marcum LLP, our independent auditors, for the fiscal years ended December 31, 2013 and 2012:

	2013	2012
Audit Fees (1)	$130,000	$130,000
Audit Related Fees	-	-
Tax Fees (2)	12,000	12,000
All Other Fees		-

(1)	Audit Fees in 2013 and 2012 consisted of aggregate fees billed and to be billed for professional services rendered for the audit of our annual financial statements, review of the interim financial statements included in quarterly reports, and consents issued in connection with registration statements or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements.
(2)	Tax Fees in 2013 and 2012 consisted of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning, including fees related to the preparation of federal and state income tax returns.

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories: audit, audit-related, tax services or, to the extent permitted by law, other services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

MISCELLANEOUS INFORMATION

As of the date of this proxy statement, the Board does not know of any business other than that specified above to come before the Annual Meeting, but, if any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment.

We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone or personal interview. We may also request brokerage houses and other custodians and nominees and fiduciaries to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if the shares are registered in your name. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to Investor Relations, Direct Insite Corp., 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394 or call us at (631) 873-2900 if (i) you wish to receive a separate copy of an annual report or proxy statement for this meeting; (ii) you would like to receive separate copies of those materials for future meetings; or (iii) you are sharing an address and you wish to request delivery of a single copy of annual reports or proxy statements if you are now receiving multiple copies of annual reports or proxy statements.

Communications with Directors

Stockholders and other interested parties desiring to communicate directly with the Board, with the non-management directors individually or as a group, or with any individual director may do so in writing addressed to the intended recipient(s), c/o the Corporate Secretary, Direct Insite Corp., 500 East Broward Boulevard, Suite 1550, Ft. Lauderdale, FL 33394. Once the communication is received by the Corporate Secretary, the Corporate Secretary reviews the communication. Communications that comprise advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to the Board or our directors. Other communications are promptly forwarded to the addressee.

Stockholder Proposals for 2015 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals intended to be presented at the 2015 Annual Meeting of common stockholders must be received at our principal office not later than January 5, 2015 to be included in the proxy statement for that meeting.

If a stockholder intends to present a proposal for consideration at the 2015 Annual Meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at our principal office by April 19, 2015, or such notice will be considered untimely under Rule 14a-4(c)(1) of the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal in our proxy statement.

The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting. If the Board changes the date of the 2015 Annual Meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our Annual Report on Form 10-K, our quarterly reports on Form 10-Q, a current report on Form 8-K or by any other means reasonably calculated to inform stockholders.

By Order of the Board of Directors,
PHILIP SUMME
Chairman

Dated:	May 5, 2014
Ft. Lauderdale, Florida

ANNEX A

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
DIRECT INSITE CORP.
(a Delaware corporation)

DIRECT INSITE CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  That at a meeting of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of stockholders of the Corporation for consideration thereof.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of common stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

RESOLVED, that the Certificate of Incorporation be amended by replacing ARTICLE SEVENTH in its entirety with the following:

From the effective time of this Certificate of Amendment of Certificate of Incorporation until the election of directors at the 2015 annual meeting of the stockholders of the Corporation (the “2015 Annual Meeting”), the Board shall be divided into two classes of directors: Class I and Class II.  Any director elected at the 2014 annual meeting of the stockholders of the Corporation (the “2014 Annual Meeting”) will be elected for a term that expires at the 2015 Annual Meeting and shall be in Class I. Directors otherwise having a term expiring at the 2015 Annual Meeting shall be Class I directors, and directors having a term otherwise expiring at the 2016 annual meeting of the stockholders of the Corporation (the “2016 Annual Meeting”) shall be Class II directors.

Commencing with the election of directors at the 2015 Annual Meeting, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2016 Annual Meeting. The successors of the directors who, immediately prior to the 2015 Annual Meeting, were members of Class I (and whose terms expire at the 2015 Annual Meeting) shall be elected to Class I for a term that expires at the 2016 Annual Meeting, and the directors who, immediately prior to the 2015 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2016 Annual Meeting shall become members of Class I with a term expiring at the 2016 Annual Meeting.

From and after the election of directors at the 2016 Annual Meeting, the board shall cease to be classified and the directors elected at the 2016 Annual Meeting (and each meeting thereafter) shall be elected for a term expiring at the next Annual Meeting.

THIRD:  This amendment to the Certificate of Incorporation of the Corporation was adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this 3rd day of June 2014.

DIRECT INSITE CORP.
By:

Lowell Rush, Secretary
A-1

ANNEX B

DIRECT INSITE CORP.
2014 STOCK INCENTIVE PLAN

ARTICLE I
 General

1.1              Purpose

The Direct Insite Corp. 2014 Incentive Plan (the “Plan”) is designed to promote the interests of Direct Insite Corp. (the “Company”) by providing eligible  persons in the employ or service of the  Corporation or its affiliates with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

1.2              Administration

(a)            Administration by Committee; Constitution of Committee.  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”).  The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.  While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of Qualified Members, the number of whom shall not be less than two, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan.  A “Qualified Member” is an individual who is (i) a “non-employee director” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and (iii) an independent director under the rules of any stock exchange on which the Company’s Common Stock is listed and Section 952 of the Dodd-Frank Act.  If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)            Committee’s Authority.  The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Grant Certificates, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) to amend the Plan to reflect changes in applicable law.

(c)            Committee Action; Delegation.  Actions of the Committee shall be taken by the vote of a majority of its members.  To the extent permitted by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.  Notwithstanding the foregoing or any other provision of the Plan, the Committee or, pursuant to Section 1.2(a), the Board, may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive awards under the Plan and the size of each such grant, to the fullest extent permitted by Section 157 of the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of Section 16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of Section 162(m) of the Code.

(d)            Determinations Final.  The determination of the Committee on all matters relating to the Plan or any Grant Certificate shall be final, binding and conclusive.

(e)            Limit on Committee Members’ Liability.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.3             Persons Eligible for Awards

The persons eligible to receive awards under the Plan are those officers, directors (whether or not they are employed by the Company) and employees of the Company and its subsidiaries (collectively, “key persons”) as the Committee in its sole discretion shall select.

1.4             Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted stock, (e) stock units and (f) unrestricted stock, all as more fully set forth in Article II.  The term “award” means any of the foregoing.  No incentive stock option may be granted to a person who is not an employee of the Company or a subsidiary (within the meaning of Section 424 of the Code) of the Company on the date of grant.  Notwithstanding any provision of the Plan, to the extent any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code.

1.5             Shares Available for Awards

(a)            Aggregate Number Available.  Awards may be granted pursuant to the Plan with respect to an aggregate of 1,200,000 shares of common stock of the Company (“Common Stock”).  Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan.

(b)            Adjustment Upon Changes in Common Stock.  Upon certain changes in Common Stock, the number of shares of Common Stock available for issuance with respect to awards that may be granted under the Plan pursuant to Section 1.5(a), shall be adjusted pursuant to Section 3.7.

(c)            Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to Section 2.7(d), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.7(d); any shares in respect of which a stock appreciation right or stock unit is settled for cash and any shares withheld upon exercise of a stock option to pay the exercise price or tax withholding.

(d)            Individual Limits.  Except for the limit set forth in this Section 1.5(d), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Committee may make awards to any eligible person. Subject to adjustment as provided in Section 3.7, awards may not be granted to any one employee of the Company or a subsidiary during any one calendar year with respect to more than 300,000 shares of Common Stock.  Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year count against this limit even after their cancellation.

1.6             Definitions of Certain Terms

(a)            The term “cause” in connection with a termination of employment by for cause shall mean:

(i)        to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company or a Company subsidiary, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement, and otherwise,

(ii)       the grantee’s termination of employment by the Company or an affiliate on account of any one or more of the following:

(A)     grantee’s willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from grantee’s incapacity due to physical or mental illness or other reasons beyond the control of grantee), and which failure or refusal results in demonstrable direct and material injury to the Company;

(B)      any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”) which results in demonstrable direct and material injury to the Company;

(C)       conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud; and

(D)      grantee’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company.

Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity.  Any determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause for purposes of the Plan or any award hereunder shall be made by the Committee in its sole discretion.  If, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Committee may deem such grantee’s employment to have been terminated for cause.  A grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

(b)            The term “disability” shall mean: (x) except in connection with an incentive stock option, any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of six consecutive months and (y) in connection with an incentive stock option, a disability described in Section 422(c)(6) of the Code.  The existence of a disability shall be determined by the Committee in its sole discretion.

(c)            The term “employment” shall be deemed to mean an employee’s employment with the Company or any Company subsidiary and the service of each member of the Board or a board of directors of a subsidiary of the Company.

(d)            The “Fair Market Value” of a share of Common Stock on any day shall be the closing price as reported for such day or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day.  If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day.  Notwithstanding the foregoing, if deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee.  In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

(e)            The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Grant Certificate.  Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option.  Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option.”

(f)            A grantee shall be deemed to have a “termination of employment” upon (i) the date the grantee ceases to be employed by the Company or any Company subsidiary, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which Section 424(a) of the Code applies; or (ii) the date the grantee ceases to be a Board member, provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee and a Board member, or (y) who ceases to be engaged as an employee or Board member and immediately is engaged in another of such relationships with the Company or any Company subsidiary, the grantee shall be deemed to have a “termination of employment” upon the later of the dates determined pursuant to subparagraphs (i) and (ii) above.  For purposes of clause (i) above, a grantee who continues his or her employment with a Company subsidiary subsequent to its sale by the Company shall have a termination of employment upon the date of such sale.  The Committee may in its sole discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.

ARTICLE II
 Awards Under the Plan

2.1              Certificates Evidencing Awards

Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written certificate (“Grant Certificate”) which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable.  By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Grant Certificate.

2.2              Grant of Stock Options and Stock Appreciation Rights

(a)            Stock Option Grants.  The Committee may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

(b)            Stock Appreciation Right Grants; Types of Stock Appreciation Rights.  The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.  The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the grantee and that it shall not be otherwise exercisable.  Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan.  A stock appreciation right granted in connection with an option may be granted at or after the time of grant of such option.

(c)            Nature of Stock Appreciation Rights.  The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Grant Certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over an amount determined by the Committee, which shall not be less than the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised.  Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised.  Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Administrator shall determine in its sole discretion.  Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

(d)            Option Exercise Price.  Each Grant Certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby.  The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price shall be not less than the greater of the Fair Market Value of a share of Common Stock on the date the option is granted and the par value of a share of Common Stock.

(e)            Exercise Period.  The Committee in its sole discretion shall determine the date or dates on which an option or stock appreciation right shall be exercisable.  Unless the applicable Grant Certificate otherwise provides, an option or stock appreciation right shall become exercisable with respect to 25% of the shares subject to such option or stock appreciation right on each the first four anniversaries of the grant date and shall remain exercisable until the expiration, cancellation or termination of the award.  No stock option or stock appreciation right shall be exercisable more than 5 years after the date of grant.

(f)            Timing and Extent of Exercise.  Unless the applicable Grant Certificate otherwise provides, (i) an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable and (ii) a stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

(g)            Incentive Stock Option Limitations.

(i)        $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such other amount as may be permitted from time to time under Section 422 of the Code, such options shall be treated as non-qualified stock options.

(ii)      10% Owners.  Notwithstanding the provisions of paragraphs (d) and (e) of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.3              Exercise of Options and Stock Appreciation Rights

Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a)            Notice of Exercise.  An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Committee shall in its sole discretion prescribe.

(b)            Payment of Exercise Price.  Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased.  Such payment shall be made by means of one or more of the following methods : (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent); or (ii) in the sole discretion of the Committee, by delivery of shares of Common Stock owned by the grantee having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price; (iii) in the sole discretion of the Committee, by means of a brokered cashless exercise or (iv) in the sole discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.

(c)            Issuance of Shares Upon Exercise.  Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right, the Company or its exchange agent shall, subject to the provisions of Section 3.2, issue in the name of the grantee or to such other person as may then have the right to exercise the award, the shares of Common Stock for which the award has been exercised, or record such ownership in uncertificated form.  If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company, or its exchange agent, as the case may be, to establish such account in the name of the grantee’s stockbroker.

(d)            No Stockholder Rights.  No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the establishment of an account to record such stock ownership in uncertificated form.  Except as otherwise provided in Section 1.5(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such account is established.

2.4              Compensation in Lieu of Exercise of an Option

Upon written application of the grantee of an option, the Committee may in its sole discretion substitute, for the exercise of such option, compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application.  Such compensation may be in cash, shares of Common Stock or both, and the payment thereof may be subject to conditions, all as the Committee shall determine in its sole discretion.  In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

2.5             Termination of Employment; Death Subsequent to a Termination of Employment

(a)            General Rule.  Except to the extent otherwise provided in paragraphs (b), (c), or (d) of this Section 2.5 or by the Committee in the Award Certificate or otherwise, a grantee whose employment terminates may exercise any outstanding option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur within three months after termination of employment but in no event after the original expiration date of the award.

(b)            Termination for Cause.  If a grantee’s employment is terminated for cause, all options and stock appreciation rights not theretofore exercised shall terminate upon the commencement of business on the date of the grantee’s termination of employment.

(c)            Disability.  If a grantee’s employment terminates of by reason of a disability, then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur by the earlier of (A) the first anniversary of the grantee’s termination of employment, or (B) the original expiration date of the award.

(d)            Death.

(i)        Termination of Employment as a Result of Grantee’s Death.  If a grantee’s employment terminates due to his death, then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (B) exercise must occur by the earlier of (1) the first anniversary of the grantee’s termination of employment, or (2) the original expiration date of the award.

(ii)       Death Subsequent to a Termination of Employment.  If a grantee dies subsequent to terminating employment but prior to the expiration of the exercise period with respect to a stock option or a stock appreciation right (as provided by paragraphs (a), or (c) above), then the award shall remain exercisable until the earlier to occur of (A) the first anniversary of the grantee’s date of death or (B) the original expiration date of the award.

(iii)      Restrictions on Exercise Following Death.  Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition.  If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Grant Certificate which would have applied to the grantee.

(e)            Special Rules for Incentive Stock Options.  An option may not be treated as an incentive stock option to the extent that it remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death (including death within three months after the termination of employment or within one year after a termination due to disability) or disability, or for more than one year following a grantee’s termination of employment as the result of disability.

2.6              Transferability of Options and Stock Appreciation Rights

Except as otherwise provided in an applicable Grant Certificate evidencing an option or stock appreciation right, during the lifetime of a grantee, each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.  The Committee may, in any applicable Grant Certificate evidencing an option or a stock appreciation right, permit a grantee to transfer all or some of the options or stock appreciation rights, as applicable, to (A) the grantee’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Committee in its sole discretion.  Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.  In no event may any such transfer be in exchange for any value or consideration.

2.7              Grant of Restricted Stock

(a)            Restricted Stock Grants.  The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.  Restricted stock awards may be made independently of or in connection with any other award under the Plan.  A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent as required by the Committee and in accordance with the Delaware General Corporation Law.

(b)            Issuance of Shares.  Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue in the grantee’s name the shares of Common Stock covered by the award.  Upon the issuance of such shares, the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in paragraphs (c) and (d) of this Section 2.7; (ii) in the Committee’s sole discretion, a requirement that any dividends paid on such shares shall be held in the Company’s custody until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Grant Certificate.

(c)            Vesting/Nontransferability.  Until they vest, shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Grant Certificate.  The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the nontransferability of the restricted stock shall lapse.

(d)            Consequence of Termination of Employment.  Except as may otherwise be provided by the Committee at any time prior to a grantee’s termination of employment, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment.  All dividends paid on such shares also shall be forfeited, unless the Committee determines otherwise in its sole discretion.

2.8              Grant of Stock Units

(a)            Stock Unit Grants. The Committee may grant stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.  Stock units may be awarded independently of or in connection with any other award under the Plan.  A grantee of a stock unit shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine.  A grant of a stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Committee, the value of a share, on the date that such stock unit vests or on such other date as the Committee may determine at the time of grant.

(b)            Vesting/Nontransferability.  Stock units may be granted fully vested or subject to vesting.  If subject to vesting, unvested stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Grant Certificate.  The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the stock units shall vest.

(c)            Consequence of Termination of Employment.  Except as may otherwise be provided by the Committee at any time prior to a grantee’s termination of employment, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all stock units that have not yet vested as of the date of such termination of employment.

(d)            Payment of Award.  The grantee of a stock unit shall receive the shares of Common Stock or cash payment subject to such award on the vesting date or on such other date specified in the Grant Certificate.

(e)            Stockholder Rights.  The grantee of a stock unit will have the rights of a stockholder only as to shares for which an account has been established evidencing the grantee’s ownership and not with respect to any other shares subject to the award.

2.9               Grant of Unrestricted Stock

The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Committee shall determine in its sole discretion.  Shares may be thus granted or sold in respect of past services or other valid consideration, provided, however, that any such awards to employees or directors shall involve a number of shares determined by the Committee as being reasonable and shall be identified as being granted in lieu of salary or cash bonus.

2.10            Right of Recapture

(a)            If at any time after the date on which a grantee has been granted or become vested in an award pursuant to the achievement of performance goals under this Article II or Section 3.8, the Committee determines that the earlier determination as to the achievement of the performance goals was based on incorrect data, amounts awarded may be recalculated and adjusted to reflect the corrected data.  If the subsequent determination is that the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any award or portion of an award granted based on such incorrect determination shall be forfeited, (ii) any award or portion of an award that became vested based on such incorrect determination shall be deemed to be not vested, and (iii) any amounts paid to the grantee based on such incorrect determination shall be paid by the grantee to the Company upon notice from the Company.  If the subsequent determination is that the performance goals were achieved to a greater extent than originally determined, the Committee may appropriately grant or vest any awards.

(b)            All awards under the Plan shall be subject to such clawback policies as the Company may adopt from time to time.

ARTICLE III
 Miscellaneous

3.1              Amendment of the Plan; Modification of Awards

(a)            Amendment of the Plan.  Subject to Section 3.1(b), the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of the grantee under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).  For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any grantee.

(b)            Stockholder Approval Requirement.  Stockholder approval shall be required with respect to any amendment to the Plan to the extent required by applicable law or stock exchange rules or to the extent that the Board determines that such approval is required or advisable.

(c)            Modification of Awards.  The Committee may cancel any award under the Plan.  The Committee also may amend any outstanding Grant Certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or vested or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Grant Certificate; or (iii) waive or amend the operation of Section 2.5 with respect to the termination of the award upon termination of employment.  However, any such cancellation or amendment (other than an amendment pursuant to Sections 3.7 or 3.8(b)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2              Consent Requirement

(a)            No Plan Action without Required Consent.  If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)            Consent Defined.  The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3              Nonassignability

Except as otherwise provided herein, (a) no award or right granted to any person under the Plan or under any Grant Certificate shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any Grant Certificate shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.4             Requirement of Notification of Election Under Section 83(b) of the Code

If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

3.5              Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

Each grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6              Withholding Taxes

(a)            With Respect to Cash Payments.  Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

(b)            With Respect to Delivery of Common Stock.  Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto.  With the approval of the Committee, which the Committee shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the minimum amount of tax to be withheld.  Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined.  Fractional share amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.7               Adjustment Upon Changes in Common Stock

(a)               Corporate Events.  In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change (collectively referred to as “corporate events”), the Committee shall make the following adjustments, subject to Sections 3.7(b) and (c):

(i)        Shares Available for Grants.  The maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(d), shall be appropriately adjusted by the Committee.  In the event of any change in the number of shares of Common Stock outstanding by reason of any event or transaction other than a corporate event, the Committee may, but need not, adjust the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(d), with respect to the number and class of shares of Common Stock, in each case as the Committee may deem appropriate.

(ii)       Restricted Stock.  Unless the Committee in its sole discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock as a result of a corporate event will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or another custodian designated by the Company.

(iii)      Stock Units.  The Committee shall adjust outstanding grants of stock units to reflect any corporate event as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

(iv)     Options and Stock Appreciation Rights.  Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock or a change in the class of shares of Common Stock resulting from a corporate event or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number or class of shares of Common Stock subject to each outstanding option and stock appreciation right and the exercise price-per-share of Common Stock of each such option and stock appreciation right.

(b)               Outstanding Options, Stock Appreciation Rights and Stock Units – Certain Mergers.  Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right unit restricted stock outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right or stock unit would have received in such merger or consolidation.

(c)               Outstanding Options, Stock Appreciation Rights and Stock Units – Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to:

(i)        cancel, effective immediately prior to the occurrence of such event, each option, stock appreciation right and stock unit outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee (A) to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right and (B) to whom such stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event;

(ii)       provide that each option and stock appreciation right outstanding immediately prior to such event (whether or not otherwise exercisable) (a) may be exercised a period of not less than 30 days prior to the occurrence of such event and (b) shall expire upon the occurrence of such event and cancel, effective immediately prior to the occurrence of such event, each stock unit outstanding immediately prior to such event (whether or not then vested), and, in full consideration of such cancellation, pay to the grantee to whom such stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or

(iii)      provide for the exchange of each option, stock appreciation right and stock unit outstanding immediately prior to such event (whether or not then exercisable) for an option on, and stock appreciation right or stock unit with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option, stock appreciation right or stock unit would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its sole discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right or stock unit or, if the Committee so determines in its sole discretion, provide for a cash payment to the grantee to whom such option, stock appreciation right or stock unit was granted in partial consideration for the exchange of the option, stock appreciation right or stock unit.

(d)               Outstanding Options, Stock Appreciation Rights and Stock Units – Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.7(a), (b) or (c) hereof, the Committee may, in its sole discretion, make such adjustments in the number and class of shares or other property subject to options, stock appreciation rights and stock units outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights.  In addition, if and to the extent the Committee, in its sole discretion, determines it is appropriate, the Committee may elect to cancel each or any option, stock appreciation right and stock unit outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such award was granted an amount in cash, (A) for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right (B) for each share of Common Stock subject to such stock unit equal to the Fair Market Value of Common Stock on the date of such cancellation.

(e)               No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

3.8              Limitations Imposed by Section 162(m)

(a)            Qualified Performance-Based Compensation.  To the extent the Committee determines it is desirable to grant an award to an individual it anticipates might be a “162(m) covered employee” (as defined below), with respect to which award the compensation realized by the grantee may not otherwise be deductible, by operation of Section 162(m) of the Code, the Committee may, in order to have such an award treated as “qualified performance-based compensation” within the meaning of Code Section 162(m), make the granting and/or vesting of the award subject to the attainment of one or more pre-established objective performance goals during a performance period, as set forth below.

(i)        Covered Employees.  An individual is a “162(m) covered employee” if he or she is a “covered employee” within the meaning of Section 162(m)(3) of the Code.  Currently, that includes any individual who, as of the last day of the Company’s taxable year for which the compensation related to an award would otherwise be deductible (without regard to Section 162(m)), he or she is (A) the chief executive officer of the Company (or is acting in such capacity) or (B) one of the three highest compensated officers of the Company other than the chief executive officer and the chief financial officer.  Whether an individual is described in either clause (A) or (B) above shall be determined in accordance with applicable regulations under Section 162(m) of the Code.

(ii)       Performance Goals.  During the first ninety (90) days of the applicable performance period or during such other period as may be permitted or required under Section 162(m) of the Code, the Committee shall establish one or more objective performance goals with respect to such performance period.  Such performance goals shall be expressed in terms of one or more of the following criteria: (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends); (b) gross or net sales; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (f) value of assets, return or net return on assets, net assets or capital (including invested capital); (g) adjusted pre-tax margin; (h) margins, profits and expense levels; (i) dividends; (j) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (k) reduction of losses, loss ratios or expense ratios; (l) reduction in fixed costs; (m) operating cost management; (n) cost of capital; (o) debt reduction; (p) productivity improvements; (q) inventory turnover measurements; or (r) customer satisfaction based on specified objective goals or a Company-sponsored customer survey. Each such performance goal may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute and/or relative basis, (4) employ comparisons with past performance of the Company (including one or more divisions) and/or (5) employ comparisons with the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding.

To the extent applicable, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following, unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) and the regulations thereunder:

(A)
all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company;

(B)
all items of gain, loss or expense for a fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by Company during the fiscal year; and

(C)	all items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective performance goals are expressed using any earnings or sales-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee and established at the time the applicable performance goals are established.

(iii)     Performance Period.  The Committee in its sole discretion shall determine the length of each performance period.

(b)            Nonqualified Deferred Compensation.  Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of Section 162(m) of the Code, the Committee may take the following actions with respect to restricted stock, stock units or unrestricted stock.  The Committee may, consistent with Treasury Regulation Section 1.409A-2(b)(7(i), require the grantee to surrender to the Committee any Grant Certificates with respect to such awards, in order to cancel the awards of such restricted stock, stock units and/or unrestricted stock.  In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards.  The amount credited to the book account shall be paid to the grantee within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under Section 162(m) of the Code.  The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution.  The Committee may credit additional amounts to such book account as it may determine in its sole discretion.  Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

3.9              Right of Discharge Reserved

Nothing in the Plan or in any Grant Certificate shall confer upon any grantee the right to continue employment with the Company or affect any right which the Company may have to terminate such employment.

3.10            Nature of Payments

(a)            Consideration for Services Performed.  Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

(b)            Not Taken into Account for Benefits.  All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

3.11            Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Grant Certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(f).

3.12            Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.13            Headings

Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.14            Effective Date and Term of Plan

(a)            Adoption; Stockholder Approval.  The Plan was adopted by the Board on April 23, 2014, subject to approval by the Company’s stockholders.  All awards under the Plan prior to such stockholder approval are subject in their entirety to such approval.  If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

(b)            Termination of Plan.  Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of any award pursuant to which shares of Common Stock will be granted shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no such awards shall thereafter be made under the Plan.  All awards made under the Plan prior to the termination of the respective provisions shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant Certificates.

3.15            Restriction on Issuance of Stock Pursuant to Awards

The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of Section 152 of the Delaware General Corporation Law, except as otherwise permitted by Section 153(c) of the Delaware General Corporation Law.

3.16            Deferred Compensation

The Plan is intended to be exempt from or, if not exempt, to comply with the requirements of Section 409A of the Code so as not to be subject to tax under Section 409A, and shall be interpreted accordingly.  Notwithstanding anything else herein to the contrary, any payment scheduled to be made to the grantee after the grantee’s termination of employment shall not be made until the date six months after the date of the termination of employment to the extent necessary to comply with Section 409A(a)(2)(B)(i) and applicable Treasury Regulations.  Following any such six-month delay, all such delayed payments will be paid in a single lump sum on the date six months after such termination of employment.

3.17            Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Company's Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.
PRELIMINARY COPY – SUBJECT TO COMPLETION DIRECT INSITE CORP. 500 EAST BROWARD BLVD. SUITE 1550 FT LAUDERDALE, FL 33394 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Direct Insite Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call
PRELIMINARY COPY – SUBJECT TO COMPLETION DIRECT INSITE CORP. 500 EAST BROWARD BLVD. SUITE 1550 FT LAUDERDALE, FL 33394 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Direct Insite Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M54994-P36040 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Against Abstain For Withhold DIRECT INSITE CORP. The Board of Directors recommends you vote FOR proposal 1. 1. Approval of an amendment to our Certificate of Incorporation to declassify our Board of Directors. The Board of Directors recommends you vote FOR the director nominee. 2. Election of Paul Lisiak as Director. The Board of Directors recommends you vote FOR proposal 3. 3. Approval of the Direct Insite Corp. 2014 Stock Incentive Plan. Board of Directors recommends you vote FOR proposal 4. 4. Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Company's Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com. M54995-P36040 DIRECT INSITE CORP. ANNUAL MEETING OF STOCKHOLDERS June 3, 2014 [9:00 AM] EDT This proxy is solicited by the Board of Directors The undersigned hereby appoints MATTHEW E. OAKES and LOWELL RUSH, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in DIRECT INSITE CORP., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on June 3, 2014 and any adjournments thereof. THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NUMBER OF THE NOMINEE(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS AS SET FORTH ON THE REVERSE HEREOF. Continued and to be signed on reverse side

TED FOR EACH OF THE PROPOSALS AS SET FORTH ON THE REVERSE HEREOF. Continued and to be signed on reverse side